Exhibit 8.1
SUBSIDIARIES OF SAFE BULKERS, INC.

The following companies are subsidiaries of Safe Bulkers, Inc.

Subsidiary	Jurisdiction of Incorporation
Agros Shipping Corporation	Marshall Islands
Armonikos Shipping Corporation	Marshall Islands
Agonistis Shipping Corporation	Marshall Islands
Avstes Shipping Corporation	Liberia
Eniadefhi Shipping Corporation	Liberia
Eniaprohi Shipping Corporation	Liberia
Eptaprohi Shipping Corporation	Liberia
Georgos Shipping Corporation	Marshall Islands
Glovertwo Shipping Corporation	Marshall Islands
Gloverthree Shipping Corporation	Marshall Islands
Gloverfour Shipping Corporation	Marshall Islands
Gloverfive Shipping Corporation	Marshall Islands
Gloversix Shipping Corporation	Marshall Islands
Gloverseven Shipping Corporation	Marshall Islands
Kastrolem Shipping Corporation	Marshall Islands
Kerasies Shipping Corporation	Liberia
Kyotofriendo One Shipping Corporation	Marshall Islands
Kyotofriendo Two Shipping Corporation	Marshall Islands
Kypriakes Aktes Inc.	Marshall Islands
Kypriakes Grammes Inc.	Marshall Islands
Lofou Shipping Corporation	Marshall Islands
Marathassa Shipping Corporation	Liberia
Marilem Shipping Corporation	Marshall Islands
Marindou Shipping Corporation	Liberia
Marinouki Shipping Corporation	Liberia
Maxdeka Shipping Corporation	Marshall Islands
Maxdekatria Shipping Corporation	Liberia
Maxdodeka Shipping Corporation	Liberia
Maxeikosi Shipping Corporation	Liberia
Maxeikosiena Shipping Corporation	Liberia
Maxeikositria Shipping Corporation	Liberia
Maxeikositessera Shipping Corporation	Marshall Islands
Maxeikosipente Shipping Corporation	Liberia
Maxeikosiexi Shipping Corporation	Liberia
Maxeikosiepta Shipping Corporation	Liberia
Maxenteka Shipping Corporation	Marshall Islands
Maxpente Shipping Corporation	Liberia
Maxtessera Shipping Corporation	Marshall Islands
Metamou Shipping Corporation	Marshall Islands
Monagrouli Shipping Corporation	Marshall Islands
Napalem Shipping Corporation	Marshall Islands
Pelea Shipping Ltd.	Liberia
Pemer Shipping Ltd.	Liberia
Petra Shipping Ltd.	Liberia
Pentakomo Shipping Corporation	Marshall Islands

Pinewood Shipping Corporation	Marshall Islands
Safe Bulkers Participations Plc.	Cyprus
Shimafive Shipping Corporation	Marshall Islands
Shimasix Shipping Corporation	Marshall Islands
Shimaseven Shipping Corporation	Marshall Islands
Shimaeight Shipping Corporation	Marshall Islands
Shimanine Shipping Corporation	Marshall Islands
Shimaten Shipping Corporation	Marshall Islands
Shimaeleven Shipping Corporation	Marshall Islands
Shimatwelve Shipping Corporation	Marshall Islands
Shikoku Friendship Shipping Company	Marshall Islands
Shikokutessera Shipping Inc.	Marshall Islands
Shikokupente Shipping Inc.	Marshall Islands
Shikokuexi Shipping Inc.	Marshall Islands
Shikokuepta Shipping Inc.	Marshall Islands
Shikokuokto Shipping Corporation	Marshall Islands
Shikokuennia Shipping Corporation	Marshall Islands
Soffive Shipping Corporation	Liberia
Stalem Shipping Corporation	Marshall Islands
Staloudi Shipping Corporation	Liberia
Vaslem Shipping Corporation	Marshall Islands
Vassone Shipping Corporation	Marshall Islands
Vasstwo Shipping Corporation	Liberia
Yasudyo Shipping Corporation	Marshall Islands
Yasutria Shipping Corporation	Marshall Islands
Youngone Shipping Corporation	Marshall Islands
Youngtwo Shipping Corporation	Marshall Islands